EXHIBIT 4.1

SPECIMEN

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

NUMBER	SHARES
____________	___________

This certifies that _________________________________________________________  is the owner of  ___________________________ full paid and non-assessable

SHARES OF THE COMMON STOCK OF SADIYA TRANSPORT, INC.

transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon the surrender of this Certificate properly endorsed.

The corporation will furnish without charge to each stockholder who so requests the powers, designations and relative, participating optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preference and/or rights.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation, this _______ day of ___________, A.D.

Altaf S. Shariff, Secretary	Altaf S. Shariff, President